NEWS RELEASE

Current Technology Updates Insurance and Credit Union Initiatives

VANCOUVER, British Columbia –December 22, 2008 – Current Technology Corporation (OTCBB: CRTCF) (the “Company”) today reported  its 60% owned Texas-based subsidiary Celevoke, Inc. (“Celevoke”) is poised to launch an aggressive co-marketing campaign in January 2009 with an AAA rated top five insurance company. The co-marketing campaign will focus on the dynamic power sports (motorcycles, quads, wave runners, snow mobiles etc) and recreational vehicles markets. A necessary pre-condition to proceeding was completion of a rigorous product evaluation conducted by the insurance company, which involved extensive road testing of the functionality, features and benefits of Celevoke’s Anti-theft Tracking System on a motorcycle. The insurance company’s product evaluation has been completed successfully.

Numerous meetings have been conducted over the past few months, resulting in an understanding of the campaign’s strategic objectives and the responsibilities of the two parties. Documentation supporting these objectives and responsibilities was delivered by the insurance company to Celevoke last week. Celevoke CEO Chuck Allen executed the document on December 18, 2008 and immediately returned it to the insurance company for signing. With the holiday season in mind, Celevoke anticipates a fully executed document will be returned within the next two weeks. The Company plans to issue a joint press release with further particulars on the co-marketing campaign, once the documentation process has been completed.

Management believes our credit union initiative centered around our relationship with Twentieth Century Fox Federal Credit Union will lead to significant business in Q1 of 2009 and beyond. Automobile manufacturers and new and used vehicle dealers are facing extreme difficulties as traditional sources of financing have been substantially reduced or even eliminated. As indicated in a Wall Street Journal article published December 18, 2008 under the title “Credit Unions Offer Auto Deals”, credit unions are stepping into the auto finance gap. David Adams CEO of the Michigan Credit Union League with $23 billion available to lend stated, “Credit unions are in a uniquely positive position to make these billions of dollars in auto loans.” GM Sales Chief Mark LaNeve noted in the article that years ago Americans typically relied on credit unions for auto loans. He concluded by stating, “As things are sorting themselves out, a lot of the business will go back.”

“We believe the Wall Street Journal article validates our view that the credit union channel of distribution will lead to significant business in the near term,” stated Company CEO Robert Kramer. “Unfortunately due to present economic conditions, many people have suffered a deterioration in their credit history. Our initiative should allow many individuals who might not otherwise be able to obtain credit to finance a vehicle purchase. With a Celevoke Anti-theft Tracking System on board, we submit the credit union can be confident the asset held as security (ie the vehicle) is safe and secure.”

 About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Telematics (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly via telecommunication devices. Celevoke has integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control and protect a wide variety of asset classes. Examples include people, automobiles and trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 60% owned by Current Technology.

Forward Looking Statement

The news release contains forward-looking statements concerning the Company’s business operations, and financial performance and condition. When used in the news release the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause such differences include but are not limited to technological change, regulatory change, the general health of the economy and competitive factors. Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements.

Contact:

CORPORATE:

Current Technology Corporation

Robert Kramer, 1-800-661-4247

or

INVESTOR RELATIONS:

Polestar Communications

Richard Hannon, 1-866-858-4100

or

Piedmont IR, LLC

Keith Fetter or Darren Bankston

678-455-3696